RenaissanceRe Reports Net Loss of $504.8 Million for the Third Quarter of 2017, or a Loss of $12.75 Per Diluted Common Share; Quarterly Operating Loss of $546.9 Million or a Loss of $13.81 Per Diluted Common Share
Pembroke, Bermuda, October 31, 2017 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported a net loss attributable to RenaissanceRe common shareholders of $504.8 million, or $12.75 per diluted common share, in the third quarter of 2017, compared to net income available to RenaissanceRe common shareholders of $146.8 million, or $3.56 per diluted common share, in the third quarter of 2016. Operating loss attributable to RenaissanceRe common shareholders was $546.9 million, or $13.81 per diluted common share, in the third quarter of 2017, compared to operating income available to RenaissanceRe common shareholders of $87.0 million, or $2.09 per diluted common share, in the third quarter of 2016. The Company reported an annualized return on average common equity of negative 47.2% and an annualized operating return on average common equity of negative 51.1% in the third quarter of 2017, compared to positive 13.5% and 8.0%, respectively, in the third quarter of 2016. Book value per common share decreased $13.08, or 11.6%, to $100.00, in the third quarter of 2017, compared to a 3.3% increase in the third quarter of 2016. Tangible book value per common share plus accumulated dividends decreased $12.75, or 12.0%, to $111.13 in the third quarter of 2017, compared to a 3.9% increase in the third quarter of 2016.
Kevin J. O'Donnell, CEO, commented: “This was a quarter that reminded the market of the volatility inherent in our business. We were once again able to demonstrate the benefit of being a long-term, dependable partner to our customers, paying claims rapidly and providing value beyond price. We executed well on our strategy, protected our capital, and our results were within expectations. I am proud of our team, which worked hard assessing losses, paying claims and writing new business against a background of multiple complex events. Looking forward, I am excited about the future. Our balance sheets, and those we manage, are fully capitalized and we are prepared for the opportunities we anticipate at the January 1 renewal.”
THIRD QUARTER 2017 SUMMARY

•
Net negative impact from Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake and certain losses associated with aggregate loss contracts (“Q3 2017 Aggregate Losses”) (collectively referred to as the “Q3 2017 Large Loss Events”) of $615.1 million included in the Company’s net loss attributable to RenaissanceRe common shareholders in the third quarter of 2017.

•
Underwriting loss of $793.2 million and a combined ratio of 244.8% in the third quarter of 2017, driven by the Q3 2017 Large Loss Events, which resulted in an underwriting loss of $838.7 million and added 156.0 percentage points to the combined ratio in the third quarter of 2017.

•
Gross premiums written increased $210.0 million, or 48.8%, to $640.3 million, in the third quarter of 2017, compared to the third quarter of 2016. Included in gross premiums written in the third quarter of 2017 was $169.8 million of reinstatement premiums written associated with the Q3 2017 Large Loss Events.

•	Total investment result was a gain of $82.3 million in the third quarter of 2017, generating an annualized total investment return of 3.4%.
Net Negative Impact of the Q3 2017 Large Loss Events
Net negative impact from the Q3 2017 Large Loss Events includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost and earned profit commissions and redeemable noncontrolling interest. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Meaningful uncertainty regarding the estimates and the nature and extent of the losses from these events remains, driven by the magnitude and recent occurrence of each event, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things. The Company believes these estimates remain even more uncertain for the two more recent events, Hurricane Maria and the Mexico City Earthquake, because, among other things, recovery, insurance loss adjusting and exposure estimates are at earlier stages. Furthermore, seismic events such as the Mexico City Earthquake generally have longer development periods than windstorm events, which may be amplified in this instance by dynamics such as the risk of geological liquefaction and the potential for uncertainty in claims adjudication. In respect of Hurricane Maria, recovery efforts remain ongoing, with continuing power outages, infrastructure damage, communications disruptions and other issues complicating loss mitigation and estimation. Accordingly, the Company’s actual net negative impact from the events noted above, both individually and in the aggregate, will vary from these preliminary estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
See the financial data below for additional information detailing the net negative impact of the Q3 2017 Large Loss Events on the Company’s consolidated financial statements in the third quarter of 2017.

Three months ended September 30, 2017	Hurricane Harvey	Hurricane Irma	Hurricane Maria	Mexico City Earthquake	Q3 2017 Aggregate Losses	Total
(in thousands, except percentages)
Net claims and claim expenses incurred	$(275,409)	$(300,536)	$(236,478)	$(68,068)	$(128,779)	$(1,009,270)
Gross reinstatement premiums earned	65,715	67,342	29,138	6,078	1,500	169,773
Ceded reinstatement premiums earned	(9,035)	(18,190)	(1,537)	(43)	—	(28,805)
(Lost) earned profit commissions	(11,358)	16,192	13,329	3,329	8,146	29,638
Net negative impact on underwriting result	(230,087)	(235,192)	(195,548)	(58,704)	(119,133)	(838,664)
Redeemable noncontrolling interest - DaVinciRe	39,089	69,152	63,064	14,254	38,000	223,559
Net negative impact on net loss attributable to RenaissanceRe common shareholders	$(190,998)	$(166,040)	$(132,484)	$(44,450)	$(81,133)	$(615,105)
Percentage point impact on consolidated combined ratio	30.1	32.9	29.9	9.2	21.4	156.0

Net negative impact on Property segment underwriting result	$(219,976)	$(232,783)	$(178,896)	$(57,860)	$(119,133)	$(808,648)
Net negative impact on Casualty and Specialty segment underwriting result	(10,111)	(2,409)	(16,652)	(844)	—	(30,016)
Net negative impact on underwriting result	$(230,087)	$(235,192)	$(195,548)	$(58,704)	$(119,133)	$(838,664)

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $325.4 million in the third quarter of 2017, an increase of $205.5 million, or 171.4%, compared to $119.9 million in the third quarter of 2016. Excluding the impact of $164.7 million of reinstatement premiums written in the Property segment associated with Q3 2017 Large Loss Events, gross premiums written in the Property segment increased $40.7 million, or 34.0%, in the third quarter of 2017, compared to the third quarter of 2016.
Excluding reinstatement premiums written associated with Q3 2017 Large Loss Events, the increase in gross premiums written in the Property segment was principally driven by the other property class of business, where the Company was able to increase its participation on a select number of transactions and enter into certain new transactions it believes have comparably attractive risk-return attributes. Gross premiums written in the other property class of business were $81.9 million in the third quarter of 2017, an increase of $33.6 million, or 69.5%, compared to the third quarter of 2016. Excluding $2.5 million of reinstatement premiums written in the other property class of business in the third quarter of 2017 associated with the Q3 2017 Large Loss Events, gross premiums written increased $31.1 million, or 64.3%, in the third quarter of 2017, compared to the third quarter of 2016.
Gross premiums written in the catastrophe class of business were $243.5 million in the third quarter of 2017, an increase of $171.9 million, or 240.1%, compared to the third quarter of 2016. Excluding $162.2 million of reinstatement premiums written in the catastrophe class of business in the third quarter of 2017 associated with the Q3 2017 Large Loss Events, gross premiums written increased $9.7 million, or 13.5%, in the third quarter of 2017, compared to the third quarter of 2016, as the Company was able to enter into certain new contracts following the occurrence of the Q3 2017 Large Loss Events, while continuing to exercise underwriting discipline given prevailing market terms and conditions. Certain of these contracts are for partial periods of an original exposure period.
The Property segment incurred an underwriting loss of $750.2 million and a combined ratio of 322.7% in the third quarter of 2017, compared to generating underwriting income of $103.2 million and a combined ratio of 40.2%, respectively, in the third quarter of 2016. Principally impacting the Property segment underwriting result and combined ratio in the third quarter of 2017 were the Q3 2017 Large Loss Events, which resulted in an underwriting loss of $808.6 million, and added 252.0 percentage points to the Property segment combined ratio.
In addition, the Property segment experienced $7.8 million, or 2.4 percentage points, of adverse development on prior accident years net claims and claim expenses during the third quarter of 2017, compared to $18.5 million, or 10.8 percentage points, of favorable development on prior accident years net claims and claim expenses in the third quarter of 2016. The adverse development during the third quarter of 2017 was principally driven by increases in the estimated ultimate losses associated with aggregate losses from the 2016 underwriting year.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $314.9 million in the third quarter of 2017, an increase of $4.6 million, or 1.5%, compared to $310.3 million in the third quarter of 2016. The $4.6 million increase was principally due to selective growth from new and existing business within certain casualty lines of business, partially offset by lower gross premiums written in financial lines of business primarily the result of a large in-force, multi-year mortgage reinsurance contract written in the third quarter of 2016, which did not reoccur in the third quarter of 2017.
The Casualty and Specialty segment incurred an underwriting loss of $43.1 million and had a combined ratio of 120.4% in the third quarter of 2017, compared to generating underwriting income of $8.9 million and a combined ratio of 94.9% in the third quarter of 2016. The increase in the Casualty and Specialty segment combined ratio in the third quarter of 2017, compared to the third quarter of 2016, was principally driven by current accident year net claims and claim expenses associated with Hurricanes Harvey, Irma and Maria and the Mexico City Earthquake and 2.2 percentage points of adverse development on prior accident years net claims and claim expenses, partially offset by a 6.9 percentage point decrease in the underwriting expense ratio.
During the third quarter of 2017, the Casualty and Specialty segment experienced adverse development on prior accident years net claims and claim expenses of $4.8 million, or 2.2 percentage points, compared to $26.5 million, or 15.2 percentage points, of favorable development on prior accident years net claims and claim expenses in the third quarter of 2016. The adverse development during the third quarter of 2017 was principally driven by increased reported losses on a few large claims, partially offset by net favorable development on attritional net claims and claim expenses.
The Casualty and Specialty segment experienced a 6.9 percentage point decrease in its underwriting expense ratio in the third quarter of 2017, compared to the third quarter of 2016, driven in part by a decrease in the net acquisition ratio, combined with a $37.1 million increase in net premiums earned which outpaced the $1.5 million increase in underwriting expenses.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $82.3 million in the third quarter of 2017, compared to $111.2 million in the third quarter of 2016, a decrease of $28.9 million. The decrease in the Company’s total investment result was principally driven by unrealized losses in the Company’s other investment portfolio, specifically its catastrophe bond portfolio, which was impacted by a number of large catastrophe events occurring in the third quarter of 2017, combined with lower unrealized gains on the Company’s equity investments trading portfolio primarily due to lower returns in the current quarter.

•
Net loss attributable to noncontrolling interests in the third quarter of 2017 was $204.3 million, compared to net income attributable to noncontrolling interests of $35.6 million in the third quarter of 2016, a change of $239.9 million, principally due to underwriting losses associated with the Q3 2017 Large Loss Events incurred by DaVinciRe Holdings Ltd. (“DaVinciRe”) and a decrease in the Company’s ownership in DaVinciRe to 23.5% at September 30, 2017, compared to 24.0% at September 30, 2016.

•
Effective October 1, 2017, DaVinciRe completed an equity raise of $248.6 million from third-party investors and RenaissanceRe. In addition, RenaissanceRe sold an aggregate of $49.7 million of its shares in DaVinciRe to third-party shareholders. The Company’s noncontrolling economic ownership in DaVinciRe subsequent to these transactions was 22.1%, effective October 1, 2017.

•
Effective October 1, 2017, Upsilon RFO issued $46.5 million of non-voting preference shares to investors, including $17.7 million to the Company. Effective October 1, 2017, the Company’s participation in the risks assumed by Upsilon RFO was 16.0%.

•	During the third quarter of 2017, the Company repurchased 270 thousand common shares in open market transactions at an aggregate cost of $38.9 million and an average price of $144.01 per common share.
This Press Release includes certain non-GAAP financial measures including “operating (loss) income (attributable) available to RenaissanceRe common shareholders”, “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share”, “tangible book value per common share plus accumulated dividends” and “managed catastrophe premiums.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, November 1, 2017 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Event Calendar” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effect of U.S. business tax reform proposals; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of shareholders or investors in RenaissanceRe or joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; other political, regulatory or industry initiatives adversely impacting the Company; risks related to Solvency II; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of competitors, customers and insurance and reinsurance brokers; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Aditya Dutt	Elizabeth Tillman
Senior Vice President and Treasurer	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues
Gross premiums written	$640,269	$430,224	$2,389,774	$2,051,485
Net premiums written	$483,221	$284,222	$1,583,102	$1,315,813
Decrease (increase) in unearned premiums	64,571	62,299	(287,000)	(264,284)
Net premiums earned	547,792	346,521	1,296,102	1,051,529
Net investment income	40,257	51,423	148,745	134,410
Net foreign exchange (losses) gains	(156)	(5,986)	11,118	(8,368)
Equity in earnings (losses) of other ventures	1,794	(11,630)	5,830	(3,997)
Other income	2,996	2,268	7,053	9,001
Net realized and unrealized gains on investments	42,052	59,870	143,538	191,295
Total revenues	634,735	442,466	1,612,386	1,373,870
Expenses
Net claims and claim expenses incurred	1,221,696	112,575	1,557,364	406,930
Acquisition expenses	76,761	80,580	248,294	215,177
Operational expenses	42,537	40,493	131,586	147,801
Corporate expenses	4,413	11,537	14,335	25,514
Interest expense	11,799	10,536	32,416	31,610
Total expenses	1,357,206	255,721	1,983,995	827,032
(Loss) income before taxes	(722,471)	186,745	(371,609)	546,838
Income tax benefit (expense)	18,977	1,316	14,739	(8,040)
Net (loss) income	(703,494)	188,061	(356,870)	538,798
Net loss (income) attributable to noncontrolling interests	204,277	(35,641)	132,338	(110,867)
Net (loss) income attributable to RenaissanceRe	(499,217)	152,420	(224,532)	427,931
Dividends on preference shares	(5,595)	(5,595)	(16,786)	(16,786)
Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(504,812)	$146,825	$(241,318)	$411,145

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - basic	$(12.75)	$3.58	$(6.04)	$9.77
Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(12.75)	$3.56	$(6.04)	$9.71
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(13.81)	$2.09	$(9.63)	$5.14

Average shares outstanding - basic	39,591	40,513	39,979	41,594
Average shares outstanding - diluted	39,591	40,733	39,979	41,842

Net claims and claim expense ratio	223.0%	32.5%	120.2%	38.7%
Underwriting expense ratio	21.8%	34.9%	29.3%	34.5%
Combined ratio	244.8%	67.4%	149.5%	73.2%

Return on average common equity - annualized	(47.2)%	13.5%	(7.4)%	12.6%
Operating return on average common equity - annualized (1)	(51.1)%	8.0%	(11.7)%	6.7%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2017	December 31, 2016
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,092,969	$6,891,244
Short term investments, at fair value	1,497,262	1,368,379
Equity investments trading, at fair value	402,035	383,313
Other investments, at fair value	548,492	549,805
Investments in other ventures, under equity method	101,420	124,227
Total investments	9,642,178	9,316,968
Cash and cash equivalents	581,576	421,157
Premiums receivable	1,521,266	987,323
Prepaid reinsurance premiums	635,756	441,260
Reinsurance recoverable	1,588,304	279,564
Accrued investment income	38,366	38,076
Deferred acquisition costs	434,914	335,325
Receivable for investments sold	193,758	105,841
Other assets	164,019	175,382
Goodwill and other intangibles	244,787	251,186
Total assets	$15,044,924	$12,352,082
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$5,192,313	$2,848,294
Unearned premiums	1,713,069	1,231,573
Debt	989,245	948,663
Reinsurance balances payable	1,034,454	673,983
Payable for investments purchased	377,543	305,714
Other liabilities	301,559	301,684
Total liabilities	9,608,183	6,309,911
Redeemable noncontrolling interest	1,033,729	1,175,594
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,029	41,187
Additional paid-in capital	32,852	216,558
Accumulated other comprehensive income	161	1,133
Retained earnings	3,929,970	4,207,699
Total shareholders’ equity attributable to RenaissanceRe	4,403,012	4,866,577
Total liabilities, noncontrolling interests and shareholders’ equity	$15,044,924	$12,352,082

Book value per common share	$100.00	$108.45

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$325,395	$314,881	$(7)	$640,269
Net premiums written	$269,393	$213,835	$(7)	$483,221
Net premiums earned	$336,838	$210,961	$(7)	$547,792
Net claims and claim expenses incurred	1,044,418	177,433	(155)	1,221,696
Acquisition expenses	17,514	59,248	(1)	76,761
Operational expenses	25,123	17,389	25	42,537
Underwriting (loss) income	$(750,217)	$(43,109)	$124	(793,202)
Net investment income			40,257	40,257
Net foreign exchange losses			(156)	(156)
Equity in earnings of other ventures			1,794	1,794
Other income			2,996	2,996
Net realized and unrealized gains on investments			42,052	42,052
Corporate expenses			(4,413)	(4,413)
Interest expense			(11,799)	(11,799)
(Loss) income before taxes and redeemable noncontrolling interests				(722,471)
Income tax benefit			18,977	18,977
Net loss attributable to redeemable noncontrolling interests			204,277	204,277
Dividends on preference shares			(5,595)	(5,595)
Net loss attributable to RenaissanceRe common shareholders				$(504,812)

Net claims and claim expenses incurred – current accident year	$1,036,586	$172,675	$—	$1,209,261
Net claims and claim expenses incurred – prior accident years	7,832	4,758	(155)	12,435
Net claims and claim expenses incurred – total	$1,044,418	$177,433	$(155)	$1,221,696

Net claims and claim expense ratio – current accident year	307.7%	81.9%		220.8%
Net claims and claim expense ratio – prior accident years	2.4%	2.2%		2.2%
Net claims and claim expense ratio – calendar year	310.1%	84.1%		223.0%
Underwriting expense ratio	12.6%	36.3%		21.8%
Combined ratio	322.7%	120.4%		244.8%

	Three months ended September 30, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$119,904	$310,320	$—	$430,224
Net premiums written	$90,909	$193,313	$—	$284,222
Net premiums earned	$172,661	$173,860	$—	$346,521
Net claims and claim expenses incurred	23,539	89,844	(808)	112,575
Acquisition expenses	21,663	58,917	—	80,580
Operational expenses	24,258	16,217	18	40,493
Underwriting income	$103,201	$8,882	$790	112,873
Net investment income			51,423	51,423
Net foreign exchange losses			(5,986)	(5,986)
Equity in losses of other ventures			(11,630)	(11,630)
Other income			2,268	2,268
Net realized and unrealized gains on investments			59,870	59,870
Corporate expenses			(11,537)	(11,537)
Interest expense			(10,536)	(10,536)
Income before taxes and noncontrolling interests				186,745
Income tax benefit			1,316	1,316
Net income attributable to noncontrolling interests			(35,641)	(35,641)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$146,825

Net claims and claim expenses incurred – current accident year	$42,062	$116,298	$—	$158,360
Net claims and claim expenses incurred – prior accident years	(18,523)	(26,454)	(808)	(45,785)
Net claims and claim expenses incurred – total	$23,539	$89,844	$(808)	$112,575

Net claims and claim expense ratio – current accident year	24.4%	66.9%		45.7%
Net claims and claim expense ratio – prior accident years	(10.8)%	(15.2)%		(13.2)%
Net claims and claim expense ratio – calendar year	13.6%	51.7%		32.5%
Underwriting expense ratio	26.6%	43.2%		34.9%
Combined ratio	40.2%	94.9%		67.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,345,271	$1,044,510	$(7)	$2,389,774
Net premiums written	$895,728	$687,381	$(7)	$1,583,102
Net premiums earned	$716,024	$580,085	$(7)	$1,296,102
Net claims and claim expenses incurred	1,116,273	441,801	(710)	1,557,364
Acquisition expenses	75,117	173,179	(2)	248,294
Operational expenses	76,841	54,708	37	131,586
Underwriting (loss) income	$(552,207)	$(89,603)	$668	(641,142)
Net investment income			148,745	148,745
Net foreign exchange gains			11,118	11,118
Equity in earnings of other ventures			5,830	5,830
Other income			7,053	7,053
Net realized and unrealized gains on investments			143,538	143,538
Corporate expenses			(14,335)	(14,335)
Interest expense			(32,416)	(32,416)
Loss before taxes and redeemable noncontrolling interests				(371,609)
Income tax benefit			14,739	14,739
Net loss attributable to redeemable noncontrolling interests			132,338	132,338
Dividends on preference shares			(16,786)	(16,786)
Net loss attributable to RenaissanceRe common shareholders				$(241,318)

Net claims and claim expenses incurred – current accident year	$1,133,241	$427,786	$—	$1,561,027
Net claims and claim expenses incurred – prior accident years	(16,968)	14,015	(710)	(3,663)
Net claims and claim expenses incurred – total	$1,116,273	$441,801	$(710)	$1,557,364

Net claims and claim expense ratio – current accident year	158.3%	73.7%		120.4%
Net claims and claim expense ratio – prior accident years	(2.4)%	2.5%		(0.2)%
Net claims and claim expense ratio – calendar year	155.9%	76.2%		120.2%
Underwriting expense ratio	21.2%	39.2%		29.3%
Combined ratio	177.1%	115.4%		149.5%

	Nine months ended September 30, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,058,816	$992,669	$—	$2,051,485
Net premiums written	$674,361	$641,452	$—	$1,315,813
Net premiums earned	$538,953	$512,576	$—	$1,051,529
Net claims and claim expenses incurred	125,618	282,117	(805)	406,930
Acquisition expenses	71,176	144,001	—	215,177
Operational expenses	79,441	68,261	99	147,801
Underwriting income	$262,718	$18,197	$706	281,621
Net investment income			134,410	134,410
Net foreign exchange losses			(8,368)	(8,368)
Equity in losses of other ventures			(3,997)	(3,997)
Other income			9,001	9,001
Net realized and unrealized gains on investments			191,295	191,295
Corporate expenses			(25,514)	(25,514)
Interest expense			(31,610)	(31,610)
Income before taxes and noncontrolling interests				546,838
Income tax expense			(8,040)	(8,040)
Net income attributable to noncontrolling interests			(110,867)	(110,867)
Dividends on preference shares			(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders				$411,145

Net claims and claim expenses incurred – current accident year	$163,130	$320,444	$—	$483,574
Net claims and claim expenses incurred – prior accident years	(37,512)	(38,327)	(805)	(76,644)
Net claims and claim expenses incurred – total	$125,618	$282,117	$(805)	$406,930

Net claims and claim expense ratio – current accident year	30.3%	62.5%		46.0%
Net claims and claim expense ratio – prior accident years	(7.0)%	(7.5)%		(7.3)%
Net claims and claim expense ratio – calendar year	23.3%	55.0%		38.7%
Underwriting expense ratio	28.0%	41.4%		34.5%
Combined ratio	51.3%	96.4%		73.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Property Segment
Catastrophe	$243,514	$71,606	$1,069,438	$876,656
Other property	81,881	48,298	275,833	182,160
Property segment gross premiums written	$325,395	$119,904	$1,345,271	$1,058,816

Casualty and Specialty Segment
General casualty (1)	$107,055	$82,234	$337,342	$248,270
Professional liability (2)	101,482	90,984	335,235	293,776
Financial lines (3)	66,186	110,771	220,643	327,860
Other (4)	40,158	26,331	151,290	122,763
Casualty and Specialty segment gross premiums written	$314,881	$310,320	$1,044,510	$992,669

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.

(2)	Includes directors and officers, medical malpractice, and professional indemnity.

(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.

(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Fixed maturity investments	$45,305	$39,959	$133,080	$122,056
Short term investments	2,771	1,174	7,476	3,401
Equity investments trading	930	797	2,630	3,325
Other investments
Private equity investments	6,371	4,572	20,784	(430)
Other	(11,491)	8,765	(4,520)	17,109
Cash and cash equivalents	352	246	836	584
	44,238	55,513	160,286	146,045
Investment expenses	(3,981)	(4,090)	(11,541)	(11,635)
Net investment income	40,257	51,423	148,745	134,410

Gross realized gains	16,343	20,383	43,053	60,794
Gross realized losses	(6,126)	(3,363)	(29,902)	(25,832)
Net realized gains on fixed maturity investments	10,217	17,020	13,151	34,962
Net unrealized gains (losses) on fixed maturity investments trading	5,545	(4,235)	48,940	125,501
Net realized and unrealized (losses) gains on investments-related derivatives	(4,020)	1,727	(4,344)	(26,873)
Net realized gains on equity investments trading	13,675	127	49,736	14,038
Net unrealized gains on equity investments trading	16,635	45,231	36,055	43,667
Net realized and unrealized gains on investments	42,052	59,870	143,538	191,295
Change in net unrealized gains on fixed maturity investments available for sale	—	(113)	—	(472)
Total investment result	$82,309	$111,180	$292,283	$325,233

Total investment return - annualized	3.4%	4.9%	4.1%	4.7%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income (attributable) available to RenaissanceRe common shareholders” as used herein differs from “net (loss) income (attributable) available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating (loss) income (attributable) available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives. The Company also uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” to calculate “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net (loss) income (attributable) available to RenaissanceRe common shareholders to operating (loss) income (attributable) available to RenaissanceRe common shareholders; 2) net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted to operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(504,812)	$146,825	$(241,318)	$411,145
Adjustment for net realized and unrealized gains on investments	(42,052)	(59,870)	(143,538)	(191,295)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders	$(546,864)	$86,955	$(384,856)	$219,850

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(12.75)	$3.56	$(6.04)	$9.71
Adjustment for net realized and unrealized gains on investments	(1.06)	(1.47)	(3.59)	(4.57)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(13.81)	$2.09	$(9.63)	$5.14

Return on average common equity - annualized	(47.2)%	13.5%	(7.4)%	12.6%
Adjustment for net realized and unrealized gains on investments	(3.9)%	(5.5)%	(4.3)%	(5.9)%
Operating return on average common equity - annualized	(51.1)%	8.0%	(11.7)%	6.7%

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Book value per common share	$100.00	$113.08	$109.37	$108.45	$107.10
Adjustment for goodwill and other intangibles (1)	(6.55)	(6.56)	(6.55)	(6.58)	(6.69)
Tangible book value per common share	93.45	106.52	102.82	101.87	100.41
Adjustment for accumulated dividends	17.68	17.36	17.04	16.72	16.41
Tangible book value per common share plus accumulated dividends	$111.13	$123.88	$119.86	$118.59	$116.82

Quarterly change in book value per common share	(11.6)%	3.4%	0.8%	1.3%	3.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(12.0)%	3.9%	1.2%	1.8%	3.9%
Year to date change in book value per common share	(7.8)%	4.3%	0.8%	9.4%	8.0%
Year to date change in tangible book value per common share plus change in accumulated dividends	(7.3)%	5.2%	1.2%	11.4%	9.5%

(1)
At September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, goodwill and other intangibles included $17.4 million, $18.1 million, $18.9 million, $19.7 million and $20.6 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

The Company has included in this Press Release “managed catastrophe premiums” which is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from Property segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of other property gross premiums written and the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Reinsurance Ltd. ("Top Layer Re"), which is accounted for under the equity method of accounting. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Property segment gross premiums written is included below:

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Property Segment
Catastrophe	$243,514	$71,606	$1,069,438	$876,656
Other property	81,881	48,298	275,833	182,160
Property segment gross premiums written	$325,395	$119,904	$1,345,271	$1,058,816

Managed Catastrophe Premiums
Property segment gross premiums written	$325,395	$119,904	$1,345,271	$1,058,816
Other property gross premiums written	(81,881)	(48,298)	(275,833)	(182,160)
Catastrophe gross premiums written	$243,514	$71,606	$1,069,438	$876,656
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re	1,510	1,493	40,232	38,278
Catastrophe premiums written by the Company and ceded to Top Layer Re	—	—	—	(9,263)
Managed catastrophe premiums	$245,024	$73,099	$1,109,670	$905,671